                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                                   FORM 8-K

                            CURRENT REPORT PURSUANT

                        TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MAY 15, 1998.
                                                          ------------

                        LYONDELL PETROCHEMICAL COMPANY
                        ------------------------------
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                                   --------
                (State or Other Jurisdiction of Incorporation)

             1-10145                                    95-4160558
     (Commission File Number)              (I.R.S. Employer Identification No.)


       1221 MCKINNEY STREET, SUITE 1600, HOUSTON, TEXAS            77010
       --------------------------------------------------------------------
           (Address of principal executive offices)              (Zip Code)

                                (713) 652-7200
                                --------------
             (Registrant's telephone number, including area code)

                                NOT APPLICABLE
                                --------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS.

     On May 15, 1998, Lyondell Petrochemical Company (the "Registrant") issued a press release (Exhibit 99.1 hereto) detailing the expansion of Equistar Chemicals, LP (the "Partnership"). On May 15, 1998, the Registrant, Millennium Chemicals Inc. ("Millennium") and Occidental Petroleum Corporation ("Occidental") completed an expansion of the Partnership, with the addition of certain Occidental assets. These assets include the ethylene, propylene and ethylene oxide ("EO") and derivatives businesses and certain pipeline assets held by Oxy Petrochemicals Inc. ("Oxy Petrochemicals"), a 50% interest in a joint venture between PDG Chemical Inc. ("PDG Chemical") and du Pont de Nemours and Company, and a lease to the Partnership of the Lake Charles, Louisiana olefins plant and related pipelines held by Occidental Chemical Corporation ("Occidental Chemical") ("collectively, the "Occidental Contributed Business"). Occidental Chemical, Oxy Petrochemicals and PDG Chemical are all wholly owned, indirect subsidiaries of Occidental. The Occidental Contributed Business included olefins plants at Corpus Christi and Chocolate Bayou, Texas; EO/ethylene glycol ("EG") and EG derivatives businesses located at Bayport, Texas, Occidental's 50% ownership of PD Glycol, which operates EO/EG plants at Beaumont, Texas, 950 miles of owned and leased ethylene/propylene pipelines and the lease to the Partnership of the Lake Charles, Louisiana olefins plant and related pipelines.

     With the completion of the transaction, the Registrant holds, through its subsidiaries, an aggregate 41% ownership interest in the Partnership; each of Millennium and Occidental holds an aggregate 29.5% ownership interest through their respective subsidiaries. The Partnership was formed December 1, 1997 and was initially comprised primarily of the olefins and polymers businesses of the Registrant and Millennium. In a series of transactions effective May 15, 1998, including asset contributions and assignments, a merger and the lease of certain assets to the Partnership, the Occidental Contributed Business was transferred to the Partnership. In exchange for the Occidental Contributed Business, two subsidiaries of Occidental were admitted as limited partners and a third subsidiary was admitted as a general partner in the Partnership for an aggregate partnership interest of 29.5%. In addition, the Partnership assumed approximately $205 million of Occidental indebtedness and the Partnership issued a promissory note to an Occidental subsidiary in the amount of $419.7 million. In connection with the contribution of the Occidental Contributed Business and the reduction of Millennium's and Lyondell's ownership interests in the Partnership, the Partnership also issued a promissory note to the Millennium subsidiary that is a limited partner in the Partnership in the amount of $75 million. The consideration paid for the Occidental Contributed Business was determined based upon arms-length negotiations between the Registrant, Millennium and Occidental. In connection with the transaction, the Partnership and Occidental also entered into a long-term agreement for the Partnership to supply the ethylene requirements for Occidental Chemical's U.S. manufacturing plants.

     On May 27, 1998, the Registrant issued a press release (Exhibit 99.2 hereto) detailing the expected impact of certain downtime at the refinery operated by LYONDELL-CITGO Refining Company Ltd., a joint venture owned 58.75% by the Registrant through a wholly owned subsidiary.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

     Exhibit    Document
     -------    --------

       10.1 Master Transaction Agreement dated May 15, 1998 among the Partnership, the Registrant, Millennium and Occidental.

       10.2 Amended and Restated Limited Partnership Agreement of the Partnership dated May 15, 1998.

       10.3 Amended and Restated Parent Agreement dated May 15, 1998 among Occidental Chemical, Oxy CH Corporation, Occidental, the Registrant, Millennium and the Partnership.

       10.4 Agreement and Plan of Merger and Asset Contribution dated May 15, 1998 among Occidental Petrochem Partner 1, Inc., Occidental Petrochem Partner 2, Inc., Oxy Petrochemicals, PDG Chemical and the Partnership.

       99.1     Press Release dated May 15, 1998.

       99.2     Press Release dated May 27, 1998.

                                 EXHIBIT INDEX


     Exhibit    Document
     -------    --------

       10.1 Master Transaction Agreement dated May 15, 1998 among the Partnership, the Registrant, Millennium and Occidental.

       10.2 Amended and Restated Limited Partnership Agreement of the Partnership dated May 15, 1998.

       10.3 Amended and Restated Parent Agreement dated May 15, 1998 among Occidental Chemical, Oxy CH Corporation, Occidental, the Registrant, Millennium and the Partnership.

       10.4 Agreement and Plan of Merger and Asset Contribution dated May 15, 1998 among Occidental Petrochem Partner 1, Inc., Occidental Petrochem Partner 2, Inc., Oxy Petrochemicals, PDG Chemical and the Partnership.

       99.1     Press Release dated May 15, 1998.

       99.2     Press Release dated May 27, 1998.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 1998                        LYONDELL PETROCHEMICAL COMPANY



                                           BY:  /s/ KERRY A. GALVIN
                                              ----------------------------
                                              Kerry A. Galvin
                                              Chief Corporate Counsel
                                              and Corporate Secretary